#91186423v2 CONSENT OF EV-VOLUMES We hereby consent to references to our firm and our Global Plug-in Passenger Cars and Light Commercial Vehicles Forecast published in November 2020 (the “Forecast”), as the Forecast may be amended and supplemented from time to time, and all information derived from the Forecast that is contained in the annual report on Form 10-K of Livent Corporation for the year ended December 31, 2020. Date: February 2nd 2021 EV-VOLUMES By: Name: Viktor Irle Title: Market Analyst Exhibit 23.4